Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2018 RESULTS

Second-Quarter 2018 Highlights

–	Revenues, Adjusted EBITDA, Operating Margins Increase Across All Segments

–	Las Vegas Locals Posts Double-Digit Adjusted EBITDA Growth

–	Midwest & South Achieves Strongest Operating Margins in 16 Years

LAS VEGAS - JULY 26, 2018 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2018.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “We continued to achieve strong results in the second quarter, making significant progress executing against our strategic plan. We delivered revenue and Adjusted EBITDA growth across every segment of our business, as Companywide operating margins reached record levels. We continued to make steady progress toward completing the acquisition of five new properties in the Midwest and Northeast. We further diversified our business by purchasing a distributed gaming operation in Illinois, and are actively preparing to participate in expanded sports betting across the United States. And we used our growing free cash flow to further deleverage the balance sheet, increase our cash dividend, and continue our share repurchase program. In all, this was another quarter of significant progress, and I remain confident about the direction of our Company.”

Boyd Gaming reported second-quarter revenues of $616.8 million, up 2.1% from $604.1 million in the second quarter of 2017. Income from continuing operations, net of tax, for the second quarter was $38.6 million, or $0.34 per share, compared to $27.7 million, or $0.24 per share, for the prior-year second quarter. The Company reported net income, including discontinued operations, of $38.9 million, or $0.34 per share, for the second quarter of 2018, compared to $48.7 million, or $0.42 per share, for the year-ago period. Discontinued operations, net of tax, reflects income of $0.3 million in the second quarter of 2018 and $21.0 million in the prior-year second quarter for payments received related to a previously-sold interest in Borgata Hotel Casino & Spa.

Total Adjusted EBITDA(1) was $163.4 million, up 8.0% from $151.4 million in the second quarter of 2017. Adjusted Earnings(1) for the second quarter 2018 were $44.0 million, or $0.38 per share, compared to Adjusted Earnings of $30.4 million, or $0.26 per share, for the same period in 2017.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, second-quarter 2018 revenues were $220.0 million, increasing from $216.7 million in the year-ago quarter. Second-quarter 2018 Adjusted EBITDA was $70.2 million, up 11.0% from $63.3 million in the second quarter of 2017. Operating margins rose more than 270 basis points year-over-year, reaching their highest second-quarter levels since 2005.

Adjusted EBITDA grew for the 13th straight quarter in the Las Vegas Locals segment, as revenues, Adjusted EBITDA and operating margins increased at every major property in the segment. Results benefited from continued marketing refinements, operating efficiencies throughout the business, and a strong regional economy.

Downtown Las Vegas
In the Downtown Las Vegas segment, revenues were $61.2 million in the second quarter of 2018, compared to $59.6 million in the year-ago period. Adjusted EBITDA rose 8.0% to $13.5 million, compared to $12.5 million in the second quarter of 2017.

All three downtown properties posted revenue and double-digit Adjusted EBITDA growth during the quarter, with strong gains from the recently renovated hotel room product at the California Hotel and Casino. Continued growth in visitation throughout the downtown area contributed to record revenues and Adjusted EBITDA at the Fremont Hotel and Casino. Strength in property operating results was partially offset by significantly higher fuel costs at the Company’s Hawaiian charter service.

Midwest and South
In the Midwest and South segment, revenues were $335.6 million, up from $327.8 million in the second quarter of 2017. Adjusted EBITDA was $98.5 million, increasing 5.1% from $93.7 million in the year-ago period. Results for the segment include contributions from Lattner Entertainment, a distributed gaming operation in Illinois, acquired by the Company on June 1, 2018.

Revenue and Adjusted EBITDA growth was broad-based in the segment, as operating margins reached their highest levels in 16 years. Positive results were driven by refinements to marketing programs, ongoing operational efficiencies, and healthy economic conditions across the Company’s regional markets.

Balance Sheet Statistics
As of June 30, 2018, Boyd Gaming had cash on hand of $632.8 million, and total debt of $3.56 billion. Cash and debt balances reflect the Company's issuance of $700 million in 6.000% Senior Notes due 2026, completed in June 2018.

Full-Year 2018 Guidance
For the full year 2018, Boyd Gaming is increasing its guidance for total Adjusted EBITDA to $618 million to $633 million. This revised guidance includes expected contributions from the Company's recently-acquired distributed gaming operation in Illinois, as well as revised estimates for Blue Chip Casino Hotel and Spa. It does not include any contributions from the Company’s pending acquisitions of the four Pinnacle Entertainment properties or Valley Forge Casino Resort.

Conference Call Information
Boyd Gaming will host a conference call to discuss second-quarter 2018 results today, July 26, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 1451257. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/26696

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, July 26, beginning at 7:00 p.m. Eastern and continuing through Thursday, August 2, at 11:59 p.m. Eastern. The conference number for the replay will be 10122590. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2018	2017 (a)	2018	2017 (a)
Revenues
Gaming	$447,788	$437,125	$888,251	$881,070
Food and beverage	87,601	87,644	173,000	174,249
Room	49,434	47,834	97,346	94,684
Other	31,970	31,521	64,314	64,186
Total revenues	616,793	604,124	1,222,911	1,214,189
Operating costs and expenses
Gaming	193,991	189,620	383,026	381,553
Food and beverage	81,619	84,427	164,309	168,775
Room	21,654	21,442	42,587	42,749
Other	21,645	21,119	42,450	42,534
Selling, general and administrative	88,041	93,037	175,624	184,650
Maintenance and utilities	28,673	25,864	56,599	52,263
Depreciation and amortization	53,923	52,563	105,199	106,527
Corporate expense	24,063	23,251	49,920	44,049
Project development, preopening and writedowns	5,801	2,784	9,241	5,756
Impairments of assets	993	—	993	—
Other operating items, net	132	463	1,931	949
Total operating costs and expenses	520,535	514,570	1,031,879	1,029,805
Operating income	96,258	89,554	191,032	184,384
Other expense (income)
Interest income	(522)	(455)	(979)	(915)
Interest expense, net of amounts capitalized	44,959	42,728	89,218	86,402
Loss on early extinguishments and modifications of debt	—	378	61	534
Other, net	(24)	559	(404)	670
Total other expense, net	44,413	43,210	87,896	86,691
Income from continuing operations before income taxes	51,845	46,344	103,136	97,693
Income tax provision	(13,247)	(18,652)	(23,139)	(34,925)
Income from continuing operations, net of tax	38,598	27,692	79,997	62,768
Income from discontinued operations, net of tax	347	21,017	347	21,392
Net income	$38,945	$48,709	$80,344	$84,160

Basic net income per common share
Continuing operations	$0.34	$0.24	$0.70	$0.54
Discontinued operations	—	0.18	—	0.19
Basic net income per common share	$0.34	$0.42	$0.70	$0.73
Weighted average basic shares outstanding	114,543	115,225	114,459	115,247

Diluted net income per common share
Continuing operations	$0.34	$0.24	$0.70	$0.54
Discontinued operations	—	0.18	—	0.19
Diluted net income per common share	$0.34	$0.42	$0.70	$0.73
Weighted average diluted shares outstanding	115,218	115,923	115,186	115,911
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2018	2017 (a)	2018	2017 (a)
Total Revenues by Reportable Segment
Las Vegas Locals	$219,974	$216,673	$442,149	$438,914
Downtown Las Vegas	61,202	59,632	121,670	120,579
Midwest and South	335,617	327,819	659,092	654,696
Total revenues	$616,793	$604,124	$1,222,911	$1,214,189

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$70,248	$63,300	$141,278	$129,214
Downtown Las Vegas	13,543	12,545	26,761	26,246
Midwest and South	98,510	93,730	192,756	188,043
Property Adjusted EBITDA	182,301	169,575	360,795	343,503
Corporate expense (b)	(18,878)	(18,207)	(36,900)	(36,370)
Adjusted EBITDA	163,423	151,368	323,895	307,133

Other operating costs and expenses
Deferred rent	294	257	550	687
Depreciation and amortization	53,923	52,563	105,199	106,527
Share-based compensation expense	6,022	5,747	14,949	8,830
Project development, preopening and writedowns	5,801	2,784	9,241	5,756
Impairments of assets	993	—	993	—
Other operating items, net	132	463	1,931	949
Total other operating costs and expenses	67,165	61,814	132,863	122,749
Operating income	96,258	89,554	191,032	184,384
Other expense (income)
Interest income	(522)	(455)	(979)	(915)
Interest expense, net of amounts capitalized	44,959	42,728	89,218	86,402
Loss on early extinguishments and modifications of debt	—	378	61	534
Other, net	(24)	559	(404)	670
Total other expense, net	44,413	43,210	87,896	86,691
Income from continuing operations before income taxes	51,845	46,344	103,136	97,693
Income tax provision	(13,247)	(18,652)	(23,139)	(34,925)
Income from continuing operations, net of tax	38,598	27,692	79,997	62,768
Income from discontinued operations, net of tax	347	21,017	347	21,392
Net income	$38,945	$48,709	$80,344	$84,160
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.
(b) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2018	2017	2018	2017
Corporate expense as reported on Condensed Consolidated Statements of Operations	$24,063	$23,251	$49,920	$44,049
Corporate share-based compensation expense	(5,185)	(5,044)	(13,020)	(7,679)
Corporate expense as reported on the above table	$18,878	$18,207	$36,900	$36,370

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliations of Net Income to Adjusted Earnings
and Net Income Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2018	2017 (a)	2018	2017 (a)
Net income	$38,945	$48,709	$80,344	$84,160
Less: income from discontinued operations, net of tax	(347)	(21,017)	(347)	(21,392)
Income from continuing operations, net of tax	38,598	27,692	79,997	62,768
Pretax adjustments:
Project development, preopening and writedowns	5,801	2,784	9,241	5,756
Impairments of assets	993	—	993	—
Other operating items, net	132	463	1,931	949
Loss on early extinguishments and modifications of debt	—	378	61	534
Other, net	(24)	559	(404)	670
Total adjustments	6,902	4,184	11,822	7,909

Income tax effect for above adjustments	(1,467)	(1,491)	(2,574)	(2,880)
Adjusted earnings	$44,033	$30,385	$89,245	$67,797

Net income per share, diluted	$0.34	$0.42	$0.70	$0.73
Less: income from discontinued operations per share	—	(0.18)	—	(0.19)
Income from continuing operations per share	0.34	0.24	0.70	0.54
Pretax adjustments:
Project development, preopening and writedowns	0.05	0.03	0.08	0.05
Impairments of assets	—	—	—	—
Other operating items, net	—	—	0.01	0.01
Loss on early extinguishments and modifications of debt	—	—	—	—
Other, net	—	—	—	—
Total adjustments	0.05	0.03	0.09	0.06

Income tax effect for above adjustments	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted earnings per share, diluted	$0.38	$0.26	$0.77	$0.58

Weighted average diluted shares outstanding	115,218	115,923	115,186	115,911
__________________________________________
(a) Prior-period information has been restated for the adoption of Accounting Standards Codification Topic 606 (ASC 606), Revenue from Contracts with Customers, which the Company adopted effective January 1, 2018, utilizing the full retrospective transition method.

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s continued progress towards completing its pending acquisitions, progress towards executing on its strategic plan, continued progress of repurchasing shares under the Company’s repurchase plan, and the overall direction of the Company and all of the statements under the heading “Full-Year 2018 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the

Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; the consummation of the Company’s pending acquisitions on the terms and timing as currently anticipated, or at all; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 24 gaming entertainment properties in seven states. The Company currently operates nearly 1.4 million square feet of casino space, more than 31,000 gaming machines, 630 table games, 9,400 hotel rooms and more than 280 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.